EXHIBIT 10.8

FIRST AMENDMENT TO AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “First Amendment”), is entered into as of the 3rd day of January, 2012, by and between SUMMIT FINANCIAL GROUP, INC. (“Summit FGI”) and PATRICK N. FRYE (“Employee”).

WITNESSETH

WHEREAS, Summit FGI and Employee entered into that certain Amended and Restated Employment Agreement dated as of the 31st day of December, 2008 and effective as of January 3, 2006

WHEREAS, Summit FGI and Employee agree that the current term of the Employment Agreement should be extended until March 5, 2012 and desire to enter into this First Amendment to evidence their agreed modification of the Employment Agreement.

NOW THEREFORE, in consideration of the promises and mutual covenants, agreements and undertakings, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

1.           Paragraph 2 of the Employment Agreement shall be amended so that the current term of the Employment Agreement, which concludes on January 3, 2012, shall be extended until March 5, 2012.

2.           Except as expressly provided above with regard to the current term of the Employment Agreement, all terms and conditions of the Employment Agreement, as the same may be supplemented, modified, amended or extended from time to time, remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first written above.

SUMMIT FINANCIAL GROUP, INC.

By:	/s/ H. Charles Maddy, III

Its:	President & CEO

/s/ Patrick N. Frye
                                                                       Patrick N. Frye